Exhibit 10.1

FIRST AMENDMENT TO

TARGA RESOURCES

EXECUTIVE OFFICER CHANGE IN CONTROL SEVERANCE PROGRAM

WHEREAS, the Compensation Committee of the Board of Directors of Targa Resources Corp. (the “Committee”) has heretofore adopted the Targa Resources Executive Officer Change in Control Severance Program (the “Plan”), pursuant to which certain eligible executive officers of Targa Resources Corp (the “Company”) and its affiliates may be eligible for severance benefits following a Qualifying Termination (as such term is defined in the Plan); and

WHEREAS, pursuant to the terms of the Plan, the Committee is authorized to amend the Plan in any manner and at any time, subject to certain restrictions; and

WHEREAS, the Committee desires to amend the Plan to clarify that the definition of “Change in Control” under the Plan does not include the direct or indirect purchase of Targa Resources Partners LP by the Company or any affiliate.

NOW, THEREFORE, the Plan shall be amended effective as of December 3, 2015 (the “Effective Date”) as follows:

1. The first full paragraph following clause (e) of the definition of “Change in Control” in Section 2 of the Plan shall be deleted, and the following shall be substituted therefor:

“Notwithstanding the foregoing, no Change in Control shall occur solely by reason of the direct or indirect purchase of the Company, Targa Resources GP LLC, or Targa Resources Partners LP by the Company, Targa Resources GP LLC, Targa Resources Partners LP, or any of their respective affiliates.”

2. Capitalized terms used but not defined herein shall have the meanings attributable to them in the Plan.

3. As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned has executed this First Amendment to the Targa Resources Executive Officer Change in Control Severance Program, to be effective as of December 3, 2015.

TARGA RESOURCES CORP.

By:	/s/ Jeffrey J. McParland
Name:	Jeffrey J. McParland
Title:	President – Finance and Administration